Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-281975 and 333-282252) and Form S-8 (Nos. 333-210633, 333-216903, 333-223614, 333-230137, 333-236584, 333-254430, 333-263357, 333-270208, 333-276256, 333-277542 and 333-283065) of Spyre Therapeutics, Inc. of our report dated February 27, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP

Austin, Texas
February 27, 2025

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